UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2005

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2005, Raytheon Company (“Raytheon” or the “Company”) issued a press release announcing that the staff of the Securities and Exchange Commission (“SEC” or “Commission”) had made a preliminary decision to recommend that the Commission bring action against Edward S. Pliner, its Senior Vice President and Chief Financial Officer. The Company’s press release further indicated that Mr. Pliner had been placed on administrative leave by the Company. During the pendency of his administrative leave, Mr. Pliner will remain an employee of the Company but will have no responsibility for the Company’s day-to-day management and no responsibility for the preparation of the Company’s financial statements, its public disclosure documents or similar matters. On April 18, 2005, Mr. Pliner received notification from the staff of the SEC of its preliminary decision to recommend that the Commission bring an action against him alleging violations of various provisions of the federal securities laws. The staff is providing Mr. Pliner the opportunity to respond in writing.

Also on April 15, 2005, the Company named its Vice President and Controller, Biggs C. Porter, as acting Chief Financial Officer. Mr. Porter is 51 years old and has been the Vice President and Corporate Controller since May 2003. From December 2000 to May 2003, Mr. Porter was Senior Vice President and Corporate Controller of TXU Corp., an energy company. From 1996 to December 2000, he was chief financial officer of Northrop Grumman’s Integrated Systems and Aerostructure Sector and its Commercial Aircraft Division.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2005

RAYTHEON COMPANY

	By:	/s/ John W. Kapples
John W. Kapples
Vice President and Secretary